EXHIBIT 99.(a)(7)

SCOTTISH POWER PLC	VOTING INSTRUCTION CARD			Please
				Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
Special Resolution
	FOR	AGAINST	VOTE WITHHELD
To approve (conditional on the admission of the New Ordinary Shares and the B Shares to the Official List of the Financial Services Authority and to trading on the London Stock Exchange plc’s main market for listed securities becoming effective) the Capital Reorganization, the Return of Cash, the amendments to the Company’s Articles of Association and the amendments to the existing authorities to allot new shares, disapply pre-emption rights and to make market purchases of ordinary shares, each as described in the Circular to Shareholders dated March 31, 2006.	☐	☐	☐

If you wish to appoint a person other than the Nominee of the Depositary as your proxy to attend and vote on your behalf at the Meeting, please mark the box at right and write the name of your proxy below. NOTE: Choosing this option voids any instructions indicated above. You should therefore instruct your proxy how you wish your ADSs to be voted.

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	Mark box at right if you wish to give a discretionary proxy to a person designated by the Company. NOTE: Marking this box SUPERSEDES ANY other instructions indicated on the Voting Instruction Card.					☐

	Mark box at right if you plan to attend the Meeting.					☐

ADS Holder sign here:	Date:	Co-owner sign here:	Date:

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Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on April 30, 2006.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Card.

YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

Internet http://www.proxyvoting.com/spi Use the Internet to vote your proxy. Have your Voting Instruction Card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your Voting Instruction Card in hand when you call.	OR	Mail Mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card.

Scottish Power plc Extraordinary General Meeting

To holders of American Depositary Shares (“ADSs”) representing Ordinary Shares of Scottish Power plc.

JPMorgan Chase Bank, N.A. (the “Depositary”) has received advice that an Extraordinary General Meeting of Shareholders (the “Meeting”) of Scottish Power plc (the “Company”) will be held at the Holiday Inn Glasgow City-West, Bothwell Street, Glasgow G2 7EN, Scotland, United Kingdom, on May 4, 2006, beginning at 10:30 a.m., for the purposes set forth above. A copy of the Circular to Shareholders including the Notice of Extraordinary General Meeting dated March 31, 2006, is enclosed.

If you wish to have the Depositary through its Nominee or Nominees, vote or appoint a proxy to vote the Ordinary Shares represented by your American Depositary Share(s) for or against or to abstain from the Resolution to be proposed, at the Meeting, kindly execute and forward to JPMorgan Chase Bank, N.A., the attached Voting Instruction Card. This Voting Instruction Card should be executed in such a manner as to show clearly whether you desire the Nominee or Nominees of the Depositary to vote for or against or to abstain from the Resolution. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 3:00 p.m. EDT, May 1, 2006. Only the holders of record on the close of business March 28, 2006 will be entitled to execute the attached Voting Instruction Card.

JPMorgan Chase Bank, N.A., Depositary

IMPORTANT NOTE: Please do not enclose any ScottishPower ADR certificates with your completed Voting Instruction Card in the WHITE, postage-paid business reply envelope. Any ADR certificates must be enclosed in the BROWN, non postage-paid business reply envelope, along with the YELLOW ScottishPower Return of Cash/ADS Holder Election Form.

ADMISSION CARD

If you are attending the Meeting please mark the appropriate box on the Voting Instruction Card above and bring this Admission Card with you.

SCOTTISH POWER PLC EXTRAORDINARY GENERAL MEETING

JPMorgan Chase Bank, N.A., Depositary

P.O. Box 3500, South Hackensack, NJ 07606-3500

Registered ADS holders at the close of business on March 28, 2006, will be able to attend, speak and vote at the Extraordinary General Meeting. If you plan to attend the Meeting, please mark the appropriate box on the reverse and the Depositary will make the necessary arrangements for admittance.

The ADS holder as named on the reverse, a registered holder of ADSs representing Ordinary Shares of Scottish Power plc, of record March 28, 2006, hereby requests and authorizes JPMorgan Chase Bank, N.A., Depositary, through its Nominee or the proxy named on the Voting Instruction Card, to vote or execute a proxy to vote the underlying ordinary shares of the Company represented by such ADSs on the Resolution at the Extraordinary General Meeting of Shareholders of the Company to be held at the Holiday Inn Glasgow City –West, Bothwell Street, Glasgow G2 7EN, Scotland, United Kingdom, on Thursday, May 4, 2006, beginning at 10:30 a.m., British Summer Time, or at any postponements or adjournments of that meeting, as set forth on the reverse, and, in its discretion, upon any other business that may properly come before the meeting.

This proxy, when properly signed and dated, will be voted in the manner directed herein. If you mark the box to indicate that you wish to give a discretionary proxy to a person designated by the Company, the underlying Ordinary Shares represented by your ADSs will be voted by such person in his or her discretion. If these instructions are properly signed and dated but no direction is made, the underlying Ordinary Shares represented by such ADSs will not be voted by the Depositary at the Extraordinary General Meeting. Ordinary Shares underlying ADSs for which the Depositary receives no instruction will not be voted.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED WHITE ENVELOPE.

Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. In the case of a corporation, this signature should be that of an authorized officer who should state his or her title. In the case of a partnership, please sign in the partnership name by an authorized person.

Address Change/Comments (Mark the corresponding box on the reverse side)

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